UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 13, 2008
BIODEL INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-33451

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Saw Mill Road
Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip code)
(203) 798-3600
(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
     On December 13, 2008, the Board of Directors of Biodel Inc. (the “Company”) determined that the position of Vice, President Research held by Roderike Pohl and the position of Chief Medical Officer in Europe held by Andreas Pfützner were no longer designated as executive officer positions. Accordingly, as of such date, Dr. Pohl and Dr. Pfützner are no longer executive officers of the Company.
(e)
2008 Cash Bonus Awards for Named Executive Officers.
     On December 13, 2008, the Board of Directors of the Company approved (i) the payment of annual incentive cash bonus awards for performance during the 2008 fiscal year (“2008 Cash Bonus Awards”) to certain of the Company’s “named executive officers” (as used in Instruction 4 to Item 5.02 of Form 8-K) and (ii) the grant of options to purchase shares of the Company’s common stock to certain named executive officers (the “Option Awards”). The following table sets forth information regarding each of the named executive officer’s (i) 2008 Cash Bonus Award and (ii) Option Award:

Executive		2008 Cash		Option
Officer	Title	Bonus Award		Award(1)
Solomon S. Steiner	President & Chief Executive Officer	$—		50,000

Gerard J. Michel	Chief Financial Officer, Vice President Corporate Development and Treasurer	$30,000	(2)	40,000

Alan Krasnser	Chief Medical Officer	$20,000	(3)	40,000

Erik Steiner	Vice President, Operations	$25,000	(4)	20,000

Roderike Pohl	Vice President, Research	$20,000	(4)	20,000

Andreas Pfützner	Chief Medical Officer in Europe	$—		—

(1)	Options were granted pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan. Each Option Award will vest in four equal annual installments.

(2)	The Company granted Mr. Michel’s 2008 Cash Bonus Award pursuant to his offer letter with the Company. The 2008 Cash Bonus Award was based on individual and Company performance in the fiscal year ended September 30, 2008.

(3)	The Company granted Mr. Krasner’s 2008 Cash Bonus Award pursuant to his offer letter with the Company. The 2008 Cash Bonus Award was based on individual and Company performance in the fiscal year ended September 30, 2008.

(4)	The 2008 Cash Bonus Award was based on individual and Company performance in the fiscal year ended September 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2008		BIODEL INC.

	By:	/s/ Gerard J. Michel

Gerard J. Michel, Chief Financial Officer

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